                                                                      EXHIBIT 99
                                                                      ----------

                    REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS
                    ----------------------------------------


To the Plan Administrator of The Limited,
Inc. Savings and Retirement Plan:


        We have audited the accompanying statements of net assets available for benefits of The Limited, Inc. Savings and Retirement Plan (the "Plan") as of December 31, 1998 and 1997, and the related statements of changes in net assets available for benefits for the years then ended. These financial statements are the responsibility of the Plan's management. Our responsibility is to express an opinion on these financial statements based on our audits.

        We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for benefits of the Plan as of December 31, 1998 and 1997, and the changes in net assets available for benefits for each of the years then ended, in conformity with generally accepted accounting principles.

        Our audits were conducted for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes at December 31, 1998 and reportable transactions in excess of 5% of the current value of plan assets for the year ended December 31, 1998, are presented for the purpose of additional analysis and are not a required part of the basic financial statements, but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audits of the basic financial statements and, in our opinion, are fairly stated in all material respects in relation to the basic financial statements taken as a whole.



Columbus, Ohio,
February 16, 1999.

                           THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                           ---------------------------------------------

                          STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                          ----------------------------------------------

                                         DECEMBER 31, 1998
                                         -----------------

                                                      Limited          Fixed            Index-500
                                       TOTAL        Stock Fund      Income Fund            Fund
                                   ------------     -----------     ------------      ------------
ASSETS
------
Investments, at Fair Value:
  At Quoted Market Price:
     Common Stock:
       The Limited, Inc.           $ 70,799,467     $70,799,467     $       --        $       --
       Intimate Brands, Inc.          5,876,681            --               --                --
       Abercrombie & Fitch Co         5,721,765            --               --                --
     Mutual Funds:
       Vanguard Retirement
         Savings Trust Fund          89,083,764            --         89,083,764              --
       Vanguard Index Trust
         500 Portfolio               98,041,511            --               --          98,041,511
       Vanguard U.S. Growth
         Portfolio                   86,327,108            --               --                --
       Vanguard Wellington
         Fund                        24,530,446            --               --                --
  At Estimated Value:
     Common Collective Trust            101,414             357          100,307              --
                                   ------------     -----------     ------------      ------------

         Total Investments          380,482,156      70,799,824       89,184,071        98,041,511

Contribution Receivable
  from Employers                     25,548,732       1,590,209       10,942,273         5,475,740
Receivable from Employers
  for Withheld Participants'
     Contributions                    1,906,944         117,898          448,468           565,248
Due from Brokers                        197,476         149,399             --                --
Interfund Transfers                        --            11,546          (52,641)           14,808
Accrued Interest and Dividends            4,286             580            1,627             1,007
                                   ------------     -----------     ------------      ------------

         Total Assets               408,139,594      72,669,456      100,523,798       104,098,314
                                   ------------     -----------     ------------      ------------

LIABILITIES
-----------

Administrative Fees Payable              86,807          24,554            9,463             8,650
Due to Brokers                              673             345             --                --
                                   ------------     -----------     ------------      ------------
         Total Liabilities               87,480          24,899            9,463             8,650
                                   ------------     -----------     ------------      ------------

NET ASSETS AVAILABLE FOR
  BENEFITS                         $408,052,114     $72,644,557     $100,514,335      $104,089,664
                                   ============     ===========     ============      ============

                                                                    Intimate      Abercrombie
                                   U.S. Growth     Wellington        Brands       & Fitch Co.
                                       Fund           Fund         Stock Fund     Stock Fund
                                   -----------     -----------     ----------     -----------
ASSETS
------
Investments, at Fair Value:
  At Quoted Market Price:
     Common Stock:
       The Limited, Inc.           $      --       $      --       $     --       $      --
       Intimate Brands, Inc.              --              --        5,876,681            --
       Abercrombie & Fitch Co             --              --             --         5,721,765
     Mutual Funds:
       Vanguard Retirement
         Savings Trust Fund               --              --             --              --
       Vanguard Index Trust
         500 Portfolio                    --              --             --              --
       Vanguard U.S. Growth
         Portfolio                  86,327,108            --             --              --
       Vanguard Wellington
         Fund                             --        24,530,446           --              --
  At Estimated Value:
     Common Collective Trust              --              --              345             405
                                   -----------     -----------     ----------     -----------

         Total Investments          86,327,108      24,530,446      5,877,026       5,722,170

Contribution Receivable
  from Employers                     4,604,275       2,153,489        782,746            --
Receivable from Employers
  for Withheld Participants'
     Contributions                     465,463         230,949         78,918            --
Due from Brokers                          --              --           45,530           2,547
Interfund Transfers                     24,857          18,149        (12,825)         (3,894)
Accrued Interest and Dividends             639             289            136               8
                                   -----------     -----------     ----------     -----------

         Total Assets               91,422,342      26,933,322      6,771,531       5,720,831
                                   -----------     -----------     ----------     -----------

LIABILITIES
-----------

Administrative Fees Payable             44,140            --             --              --
Due to Brokers                            --              --              328            --
                                   -----------     -----------     ----------     -----------

         Total Liabilities              44,140            --              328            --
                                   -----------     -----------     ----------     -----------
NET ASSETS AVAILABLE FOR
  BENEFITS                         $91,378,202     $26,933,322     $6,771,203     $ 5,720,831
                                   ===========     ===========     ==========     ===========

    The accompanying notes are an integral part of this financial statement.

                               THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                               ---------------------------------------------

                               STATEMENT OF NET ASSETS AVAILABLE FOR BENEFITS
                               ----------------------------------------------

                                             DECEMBER 31, 1997
                                             -----------------
                                                                Limited          Fixed           Index-500
                                                 TOTAL        Stock Fund      Income Fund           Fund
                                             ------------     -----------     ------------      -----------
ASSETS
------

Investments, at Fair Value:
  At Quoted Market Price:
    Common Stock:
      The Limited, Inc.                      $ 68,513,782     $68,513,782     $       --        $      --
      Intimate Brands, Inc.                     3,027,342            --               --               --
    Mutual Funds:
      Vanguard Investment Contract Trust       88,164,291            --         88,164,291             --
        Vanguard Index Trust - 500
          Portfolio                            75,764,074            --               --         75,764,074
        Vanguard U.S. Growth Portfolio         62,996,962            --               --               --
        Vanguard Wellington Fund               19,115,007            --               --               --
  At Estimated Value:
    Common Collective Trust                           308             241             --               --
                                             ------------     -----------     ------------      -----------

        Total Investments                     317,581,766      68,514,023       88,164,291       75,764,074

Contribution Receivable from Employers         22,644,974       1,372,671       10,275,136        4,632,422
Receivable from Employers for Withheld
  Participants' Contributions                   1,395,711          91,947          391,319          391,168
Due from Brokers                                1,655,464       1,543,543             --               --
Interfund Transfers                                  --           858,585          (35,679)           3,698
Cash                                              417,865            --            368,110           49,755
Accrued Interest and Dividends                      4,297             693            1,410            1,086
Other                                               2,470            --              2,470             --
                                             ------------     -----------     ------------      -----------

        Total Assets                          343,702,547      72,381,462       99,167,057       80,842,203
                                             ------------     -----------     ------------      -----------
LIABILITIES
-----------

Cash Overdraft                                    418,897            --               --               --
Administrative Fees Payable                       218,952          85,121             --               --
                                             ------------     -----------     ------------      -----------

        Total Liabilities                         637,849          85,121             --               --
                                             ------------     -----------     ------------      -----------

NET ASSETS AVAILABLE FOR BENEFITS            $343,064,698     $72,296,341     $ 99,167,057      $80,842,203
                                             ============     ===========     ============      ===========

                                                                                Intimate
                                             U.S. Growth      Wellington         Brands
                                                 Fund            Fund          Stock Fund
                                             -----------      -----------      ----------
ASSETS
------

Investments, at Fair Value:
  At Quoted Market Price:
    Common Stock:
      The Limited, Inc.                      $      --        $      --        $     --
      Intimate Brands, Inc.                         --               --         3,027,342
    Mutual Funds:
      Vanguard Investment Contract Trust            --               --              --
        Vanguard Index Trust - 500
          Portfolio                                 --               --              --
        Vanguard U.S. Growth Portfolio        62,996,962             --              --
        Vanguard Wellington Fund                    --         19,115,007            --
  At Estimated Value:
    Common Collective Trust                         --               --                67
                                             -----------      -----------      ----------

        Total Investments                     62,996,962       19,115,007       3,027,409

Contribution Receivable from Employers         3,993,277        1,928,218         443,250
Receivable from Employers for Withheld
  Participants' Contributions                    333,773          156,157          31,347
Due from Brokers                                    --               --           111,921
Interfund Transfers                               (2,722)        (828,447)          4,565
Cash                                                --               --              --
Accrued Interest and Dividends                       769              166             173
Other                                               --               --              --
                                             -----------      -----------      ----------

        Total Assets                          67,322,059       20,371,101       3,618,665
                                             -----------      -----------      ----------

LIABILITIES
-----------

Cash Overdraft                                    36,843          382,054            --
Administrative Fees Payable                      127,701            5,551             579
                                             -----------      -----------      ----------

        Total Liabilities                        164,544          387,605             579
                                             -----------      -----------      ----------

NET ASSETS AVAILABLE FOR BENEFITS            $67,157,515      $19,983,496      $3,618,086
                                             ===========      ===========      ==========

    The accompanying notes are an integral part of this financial statement.

                          THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                          ---------------------------------------------

                    STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                    ---------------------------------------------------------

                               FOR THE YEAR ENDED DECEMBER 31, 1998
                               ------------------------------------

                                                    Limited           Fixed            Index-500
                                    Total         Stock Fund       Income Fund           Fund
                                ------------      -----------      ------------      ------------
Investment Income:
  Net Appreciation
   (Depreciation)in Fair
      Value of Investments      $ 56,085,295      $ 9,237,871      $       --        $ 20,820,362
  Mutual Funds' Earnings          15,139,419             --           5,452,457         1,523,923
  Dividends                        1,415,407        1,319,274              --                --
  Common Collective Trust's
   Earnings                           69,440           10,386            24,585            15,438
                                ------------      -----------      ------------      ------------

   Total Investment Income        72,709,561       10,567,531         5,477,042        22,359,723
                                ------------      -----------      ------------      ------------
Contributions:
  Employers                       36,425,460        2,274,483        14,169,692         8,450,499
  Participants                    20,557,157        1,264,604         4,992,762         6,073,286
                                ------------      -----------      ------------      ------------

   Total Contributions            56,982,617        3,539,087        19,162,454        14,523,785
                                ------------      -----------      ------------      ------------
Interfund Transfers                     --         (5,047,007)       (5,085,523)        3,791,862
                                ------------      -----------      ------------      ------------
Administrative Expense              (869,548)        (148,065)         (267,737)         (257,344)
                                ------------      -----------      ------------      ------------

Benefits to Participants         (56,754,614)      (7,279,308)      (16,403,488)      (15,588,092)
                                ------------      -----------      ------------      ------------
Increase in Net Assets
  Available for Benefits          72,068,016        1,632,238         2,882,748        24,829,934

Transfer of Net Assets
  Available for Benefits to
   Plan of Former Affiliate       (7,080,600)      (1,284,022)       (1,535,470)       (1,582,473)

Beginning Net Assets
  Available for Benefits         343,064,698       72,296,341        99,167,057        80,842,203
                                ------------      -----------      ------------      ------------

Ending Net Assets Available
  for Benefits                  $408,052,114      $72,644,557      $100,514,335      $104,089,664
                                ============      ===========      ============      ============

                                                                      Intimate        Abercrombie
                                 U.S. Growth        Wellington         Brands         & Fitch Co.
                                     Fund              Fund          Stock Fund       Stock Fund
                                 ------------      ------------      -----------      -----------
Investment Income:
  Net Appreciation
   (Depreciation)in Fair
      Value of Investments       $ 19,999,819      $  (203,371)     $1,010,617      $5,219,997
  Mutual Funds' Earnings            5,429,608        2,733,431            --              --
  Dividends                              --               --            96,133            --
  Common Collective Trust's
    Earnings                           12,896            3,906           2,034             195
                                 ------------      -----------      ----------      ----------

    Total Investment Income        25,442,323        2,533,966       1,108,784       5,220,192
                                 ------------      -----------      ----------      ----------
Contributions:
  Employers                         6,998,828        3,390,948       1,141,010            --
  Participants                      5,131,046        2,416,210         679,249            --
                                 ------------      -----------      ----------      ----------
    Total Contributions            12,129,874        5,807,158       1,820,259            --
                                 ------------      -----------      ----------      ----------
Interfund Transfers                 1,245,394        2,857,829         662,969       1,574,476
                                 ------------      -----------      ----------      ----------
Administrative Expense               (122,370)         (59,709)        (11,360)         (2,963)
                                 ------------      -----------      ----------      ----------

Benefits to Participants          (12,559,377)      (3,865,228)       (370,431)       (688,690)
                                 ------------      -----------      ----------      ----------
Increase in Net Assets
  Available for Benefits           26,135,844        7,274,016       3,210,221       6,103,015

Transfer of Net Assets
  Available for Benefits to
    Plan of Former Affiliate       (1,915,157)        (324,190)        (57,104)       (382,184)

Beginning Net Assets
  Available for Benefits           67,157,515       19,983,496       3,618,086            --
                                 ------------      -----------      ----------      ----------

Ending Net Assets Available
  for Benefits                   $ 91,378,202      $26,933,322      $6,771,203      $5,720,831
                                 ============      ===========      ==========      ==========

    The accompanying notes are an integral part of this financial statement.

                               THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                               ---------------------------------------------

                         STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR BENEFITS
                         ---------------------------------------------------------

                                   FOR THE YEAR ENDED DECEMBER 31, 1997
                                   ------------------------------------
                                                             Limited           Fixed           Index-500
                                             Total         Stock Fund       Income Fund           Fund
                                         ------------      -----------      ------------      ------------
Investment Income:
  Net Appreciation in Fair Value of
    Investments                          $ 50,588,081      $20,451,530      $       --        $ 17,411,774
  Mutual Funds' Earnings                   10,793,675             --           5,245,293         1,569,334
  Dividends                                 1,474,398        1,422,393              --                --
  Common Collective Trust's Earnings           88,904           10,449            41,272            18,262
                                         ------------      -----------      ------------      ------------

    Total Investment Income                62,945,058       21,884,372         5,286,565        18,999,370
                                         ------------      -----------      ------------      ------------

Contributions:
  Employers                                32,697,039        1,963,696        15,507,190         6,371,651
  Participants                             18,024,880        1,322,245         5,226,156         4,897,686
                                         ------------      -----------      ------------      ------------

    Total Contributions                    50,721,919        3,285,941        20,733,346        11,269,337
                                         ------------      -----------      ------------      ------------

Interfund Transfers                              --         (6,914,328)       (1,840,989)        3,344,531
                                         ------------      -----------      ------------      ------------

Administrative Expense                       (892,874)        (204,971)         (261,763)         (203,185)
                                         ------------      -----------      ------------      ------------

Benefits to Participants                  (45,591,634)      (9,049,583)      (14,699,472)      (11,143,418)
                                         ------------      -----------      ------------      ------------

Increase in Net Assets Available
  for Benefits                             67,182,469        9,001,431         9,217,687        22,266,635

Beginning Net Assets Available
  for Benefits                            275,882,229       63,294,910        89,949,370        58,575,568
                                         ------------      -----------      ------------      ------------

Ending Net Assets Available
  for Benefits                           $343,064,698      $72,296,341      $ 99,167,057      $ 80,842,203
                                         ============      ===========      ============      ============

                                                                            Intimate
                                         U.S. Growth      Wellington         Brands
                                             Fund            Fund          Stock Fund
                                         -----------      -----------      ----------
Investment Income:
  Net Appreciation in Fair Value of
    Investments                          $10,457,321      $ 1,631,686      $  635,770
  Mutual Funds' Earnings                   2,443,033        1,536,015            --
  Dividends                                     --               --            52,005
  Common Collective Trust's Earnings          14,531            2,544           1,846
                                         -----------      -----------      ----------

    Total Investment Income               12,914,885        3,170,245         689,621
                                         -----------      -----------      ----------

Contributions:
  Employers                                5,370,568        2,879,631         604,303
  Participants                             4,290,800        1,963,375         324,618
                                         -----------      -----------      ----------

    Total Contributions                    9,661,368        4,843,006         928,921
                                         -----------      -----------      ----------

Interfund Transfers                        2,288,479        1,827,162       1,295,145
                                         -----------      -----------      ----------

Administrative Expense                      (174,289)         (42,505)         (6,161)
                                         -----------      -----------      ----------

Benefits to Participants                  (8,344,965)      (2,030,715)       (323,481)
                                         -----------      -----------      ----------

Increase in Net Assets Available
  for Benefits                            16,345,478        7,767,193       2,584,045

Beginning Net Assets Available
  for Benefits                            50,812,037       12,216,303       1,034,041
                                         -----------      -----------      ----------

Ending Net Assets Available
  for Benefits                           $67,157,515      $19,983,496      $3,618,086
                                         ===========      ===========      ==========

    The accompanying notes are an integral part of this financial statement.

                  THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                  ---------------------------------------------

                          NOTES TO FINANCIAL STATEMENTS
                          -----------------------------

(1)      DESCRIPTION OF THE PLAN
         -----------------------

         General
         -------

         The Limited, Inc. Savings and Retirement Plan (the "Plan") is a defined contribution plan covering certain employees of The Limited, Inc. and its affiliates (the "Employers") who are at least 21 years of age and have completed 1,000 or more hours of service during their first consecutive twelve months of employment or any calendar year beginning in or after their first consecutive twelve months of employment. Certain employees of the Employers, who are covered by a collective bargaining agreement, are not eligible to participate in the Plan.

         Effective January 1, 1997, the Plan allowed for the associates of Galyan's Trading Company, Inc. who met the eligibility requirements of the Plan, to participate in the Plan for purposes of electing voluntary tax-deferred contributions only. Effective February 1, 1998, associates of Galyan's electing to participate are eligible to receive allocations of Employers' contributions as noted below.

         Effective October 1, 1997, the Plan's enrollment dates were changed from quarterly to monthly.

         The Limited, Inc. owned 84.2% of the outstanding Common Stock of
              Abercrombie & Fitch Co. until the completion of a tax-free exchange offer (the "Exchange Offer") on May 19, 1998, establishing Abercrombie & Fitch Co. as an independent company and, as a result, Abercrombie & Fitch Co.'s associates are no longer participants in the Plan. Subsequent to the Exchange Offer, the net assets available for benefits allocated to the former participants employed by Abercrombie & Fitch Co. were transferred to the Abercrombie & Fitch Savings and Retirement Plan.

         The Abercrombie & Fitch Co. Stock Fund was established due to the
              Exchange Offer. No additional contributions may be made to this fund.

         The following description of the Plan provides only general information. Participants should refer to the Plan document for a more complete description of the Plan's provisions. The Plan is subject to the provisions of the Employee Retirement Income Security Act of 1974 (ERISA) as amended.

         Contributions
         -------------

         Employer Contributions:

         The Employers may provide a non-service related retirement contribution of 4% of annual compensation up to the Social Security wage base and 7% of annual compensation thereafter, and a service related retirement contribution of 1% of annual compensation for participants who have completed five or more years of vesting service as of the last day of the Plan year. Participants who complete 500 hours of service during the Plan year and are participants on the last day of the Plan year are eligible. The annual compensation of each participant taken into account under the Plan is limited to the maximum amount permitted under Section 401(a)(17) of the Internal Revenue Code. The annual compensation limit for the Plan year ended December 31, 1998, was $160,000.

         The Employers may also provide a matching contribution of 100% of the participant's voluntary contributions (50% for participants who are associates of Galyan's) up to 3% of the participant's total annual compensation.

Participant Voluntary Contributions:

A participant may elect to make a voluntary tax-deferred contribution of 1% to 6% of his or her annual compensation up to the maximum permitted under
   Section 402(g) of the Internal Revenue Code adjusted annually ($10,000 at December 31, 1998). This voluntary tax-deferred contribution may be limited by Section 401(k) of the Internal Revenue Code.


Vesting
-------

A participant is fully and immediately vested for voluntary and rollover contributions and is credited with a year of vesting service in the Employers' contributions for each Plan year that they are credited with at least 500 hours of service. A summary of vesting percentages in the Employers' contributions follows:

   Years of Vested Service                         Percentage
   -----------------------                         ----------
      Less than 3 years                                  0%
      3 years                                           20
      4 years                                           40
      5 years                                           60
      6 years                                           80
      7 years                                          100


Payment Of Benefits
-------------------

The full value of participants' accounts becomes payable upon retirement, disability, or death. Upon termination of employment for any other reason participants' accounts, to the extent vested, become payable. Those participants with vested account balances greater than $5,000 have the option of leaving their accounts invested in the Plan until age 65. All benefits will be paid as a lump-sum distribution. Those participants holding shares of Employer Securities will have the option of receiving such amounts in whole shares of Employer Securities and cash for any fractional shares. Participants have the option of having their benefit paid directly to an eligible retirement plan specified by the participant.

A participant who is fully vested in his or her account and who has participated in the Plan for at least seven years may obtain an in-service withdrawal from their account based on the percentage amounts designated by the Plan. A participant may also request a hardship distribution due to an immediate and heavy financial need based on the terms of the Plan.


Amounts Allocated to Participants Withdrawn from the Plan
---------------------------------------------------------

The vested portion of net assets available for benefits allocated to participants withdrawn from the plan as of December 31, 1998 and 1997, is set forth below:

                                        1998             1997
                                    ----------       ----------
   Limited Stock Fund               $  210,766       $  377,704
   Fixed Income Fund                   611,899          645,142
   Index-500 Fund                      778,834          489,489
   U.S. Growth Fund                    605,616          409,316
   Wellington Fund                     159,863          128,102
   Intimate Brands Stock Fund           15,785           12,002
   Abercrombie & Fitch Co. Fund          6,692              -
                                    ----------       ----------
                                    $2,389,455       $2,061,755
                                    ==========       ==========

         Forfeitures
         -----------

         Forfeitures are used to reduce the Employers' required contributions.
              Utilized forfeitures for 1998 and 1997, are set forth below:

                                                        1998         1997
                                                     ----------   ----------
              Limited Stock Fund                     $  172,668   $  345,937
              Fixed Income Fund                       3,135,785    2,715,821
              Index-500 Fund                          1,292,792    1,240,275
              U.S. Growth Fund                        1,021,924    1,028,955
              Wellington Fund                           443,714      269,006
              Intimate Brands Stock Fund                 59,013        9,983
                                                     ----------   ----------
                                                     $6,125,896   $5,609,977
                                                     ==========   ==========

         Expenses
         --------

         Brokerage fees, transfer taxes, and other expenses incurred in connection with the investment of the Plan's assets will be added to the cost of such investments or deducted from the proceeds thereof, as the case may be. Administrative expenses of the Plan will be paid from the Plan from earnings not allocated to participants' accounts. The remainder will be paid by the Employers, unless the Employers elect to pay more or all of such costs.


         Tax Determination
         -----------------

         The Plan obtained its latest determination letter on January 30, 1995, in which the Internal Revenue Service stated that the Plan, as amended and restated January 1, 1992 was in compliance with the applicable requirements of the Internal Revenue Code. The Plan has been amended since receiving the determination letter. However, the Plan administrator and the Plan's tax counsel believe that the Plan is designed and is currently being operated in compliance with the applicable requirements of the Internal Revenue Code. Accordingly, the following Federal income tax rules will apply to the Plan:

                  Voluntary tax-deferred contributions made under the Plan by a participant and contributions made by the Employers to participant accounts are generally not taxable until such amounts are distributed.

                  The participants are not subject to Federal income tax on interest, dividends, or gains in their particular accounts until distributed.

         The foregoing is only a brief summary of certain tax implications and applies only to Federal tax regulations currently in effect.


(2)      SUMMARY OF ACCOUNTING POLICIES
         ------------------------------

         Basis of Accounting
         -------------------

         The Plan's financial statements are prepared on the accrual basis of accounting. Assets of the Plan are valued at fair value. The preparation of the financial statements in conformity with generally accepted accounting principles requires the Plan's management to use estimates and assumptions that affect the accompanying financial statements and disclosures. Actual results could differ from these estimates.

         Income Recognition
         ------------------

         Purchases and sales of securities are recorded on a trade-date basis.
              Interest income is recorded on the accrual basis. Dividends are recorded on the ex-dividend date.

     Investment Valuation
     --------------------

     Mutual funds are stated at fair value as determined by quoted market prices, which represents the net asset value of shares held by the Plan at year end. Common stock is valued as determined by quoted market price. The common collective trust, a money fund, uses an estimated value of one dollar per share.

     Net Appreciation (Depreciation) in Fair Value of Investments
     ------------------------------------------------------------

     Net realized and unrealized appreciation (depreciation) is recorded in the accompanying statement of changes in net assets available for benefits as net appreciation (depreciation) in fair value of investments.

     Benefit Payments
     ----------------

     Benefits are recorded when paid.

     Reclassification of Prior Year Information
     ------------------------------------------

     Certain prior year information has been reclassified to conform with current year presentation.


(3)  INVESTMENTS
     -----------

     The Plan's investments are held by The Chase Manhattan Bank, as trustee of the Plan. The following table presents balances for 1998 and 1997 for the Plan's current investment options. Investments that represent 5 percent or more of the Plan's net assets are separately identified.

                                                                      1998             1997
                                                                  ------------     ------------
          Investments at Fair Value as Determined by
              Quoted Market Price:
                  Common Stock:
                       The Limited, Inc.                          $ 70,799,467     $ 68,513,782
                       Other                                        11,598,446        3,027,342
                  Mutual Funds:
                       Vanguard Retirement Savings Trust Fund       89,083,764             --
                       Vanguard Investment Contract Trust                 --         88,164,291
                       Vanguard Index Trust - 500 Portfolio         98,041,511       75,764,074
                       Vanguard U.S. Growth Portfolio               86,327,108       62,996,962
                       Vanguard Wellington Fund                     24,530,446       19,115,007
                                                                  ------------     ------------
                                                                   380,380,742      317,581,458
              Estimated Fair Value:
                  Common Collective Trust                              101,414              308
                                                                  ------------     ------------

                       Total Investments at Fair Value            $380,482,156     $317,581,766
                                                                  ============     ============

     The Plan's investments (including investments bought, sold, and held during the year) appreciation in value for the years ended December 31, 1998 and 1997, is set forth below:

                                                                      1998             1997
                                                                  ------------     ------------
          Investments at Fair Value as Determined
              By Quoted Market Price:
                  Mutual Funds                                    $ 40,616,810     $ 29,500,781
                  Common Stock                                      15,468,485       21,087,300
                                                                  ------------     ------------

                       Net Appreciation in Fair Value             $ 56,085,295     $ 50,588,081
                                                                  ============     ============

     Contributions under the Plan are invested in one of six investment funds:
          (1) The Limited Stock Fund, consisting of common stock of The Limited, Inc., a Delaware corporation (the "Issuer") and parent company of the Employers, (2) the Fixed Income Fund, which is invested in the Vanguard Retirement Savings Trust Fund which was exchanged for the prior investment in the Vanguard Investment Contract Trust, (3) the Index-500 Fund, which is invested in the Vanguard Index - 500 Portfolio, (4) the U.S. Growth Fund, which is invested in the Vanguard U.S. Growth Portfolio, (5) the Wellington Fund, which is invested in the Vanguard Wellington Fund, and (6) the Intimate Brands Stock Fund, consisting of common stock of Intimate Brands, Inc., a Delaware corporation and an 84.5% owned subsidiary of The Limited, Inc.

     Participants' voluntary and Employers' contributions may be invested in any one or more of the funds, at the election of the participant.

     Participants' may make or change an investment direction as of the first day of any month of the Plan year.

(4)  PLAN ADMINISTRATION
     -------------------

     The Plan is administered by a Committee, the members of which are appointed by the Board of Directors of the Employers.

(5)  PLAN TERMINATION
     ----------------

     Although the Employers have not expressed any intent to do so, the Employers have the right under the Plan to discontinue their contributions at any time. The Limited, Inc. has the right at any time, by action of its Board of Directors, to terminate the Plan subject to provisions of ERISA. Upon Plan termination or partial termination, participants will become fully vested in their accounts.

(6)  RECONCILIATION OF FINANCIAL STATEMENTS TO FORM 5500
     ---------------------------------------------------

     The following is a reconciliation of net assets available for benefits per the financial statements to Form 5500:

                                                     1998           1997
                                                 ------------   ------------
          Net Assets Available for Benefits
              Per the Financial Statements       $408,052,114   $343,064,698
          Amounts Allocated to Withdrawing
              Participants                         (2,389,455)    (2,061,755)
                                                 ------------   ------------

          Net Assets Available for Benefits
              Per Form 5500                      $405,662,659   $341,002,943
                                                 ============   ============

     The following is a reconciliation of benefits paid to participants per the financial statements to Form 5500:

          Benefits Paid to Participants Per the Financial
              Statements                                        $ 56,754,614
          Amounts Allocated to Withdrawing Participants:
              At December 31, 1998                                 2,389,455
              At December 31, 1997                                (2,061,755)
                                                                ------------

          Benefits Paid to Participants Per Form 5500           $ 57,082,314
                                                                ============

     Amounts allocated to withdrawing participants are recorded on Form 5500 for benefit claims that have been processed and approved for payment prior to December 31 but not yet paid as of that date.

                                                                      SCHEDULE I

                                     THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                                     ---------------------------------------------
                                               EIN #31-1048997 PLAN #002
                                               -------------------------
                               ITEM 27a - SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               ----------------------------------------------------------
                                                   DECEMBER 31, 1998
                                                   -----------------
                                          Description of Investment Including Maturity
         Identity of Issue, Borrower,      Date, Rate of Interest, Collateral, Par or                         Current
           Lessor, or Similar Party                       Maturity Value                        Cost           Value
------ ------------------------------   -----------------------------------------------    ------------    ------------
   *   The Limited, Inc.                2,430,883 Shares of Common Stock, Par Value        $ 31,110,330    $ 70,799,467
                                        $0.50

   *   Intimate Brands, Inc.            196,709 Shares of Common Stock, Class A               4,491,448       5,876,681

       Abercrombie & Fitch Co.          80,873 Shares of Common Stock, Class A, Par           1,215,436       5,721,765
                                        Value $0.01

       The Vanguard Group               89,083,764 Shares of Vanguard Retirement             89,083,764      89,083,764
                                        Savings Trust Fund

       The Vanguard Group               860,391 Shares of Vanguard Index 500                 58,699,848      98,041,511
                                        Portfolio Fund

       The Vanguard Group               2,302,670 Shares of Vanguard World Fund, U.S.        56,970,077      86,327,108
                                        Growth Portfolio

       The Vanguard Group               835,790 Shares of Vanguard Wellington Fund           23,749,124      24,530,446

   *   Chase Manhattan Bank             101,414 Shares of Chase Manhattan Bank Enhanced         101,414         101,414
                                        Cash Investment Fund, a Common/Collective Trust,
                                        7 Day Net annualized Yield on 12/31/98 of 5.48%

* Represents a party in interest

          The accompanying notes are an integral part of this schedule.

                                                                     SCHEDULE II

                                            THE LIMITED, INC. SAVINGS AND RETIREMENT PLAN
                                            ---------------------------------------------
                                                      EIN #31-1048997 PLAN #002
                                                      -------------------------
                                           ITEM 27d - SCHEDULE OF REPORTABLE TRANSACTIONS
                                           ----------------------------------------------
                                                FOR THE YEAR ENDED DECEMBER 31, 1998
                                                ------------------------------------
                                                                                                           Current
                                                                               Expense                     Value of
   Identity                                                                   Incurred                     Asset on
   of Party                             Purchase       Selling      Lease       With           Cost       Transaction    Net Gain
   Involved      Description of Asset     Price         Price       Rental   Transaction     of Asset        Date        or (Loss)
--------------   -------------------- ------------  ------------   --------  -----------   -----------   ------------   ----------
* The Limited,   The Limited, Inc.    $  8,020,702                 $   --    $     --                    $  8,020,702
  Inc.           Common Stock                       $ 10,453,868                   --      $ 4,321,938     10,453,868   $ 6,131,930

  The Vanguard   Vanguard Investment    15,475,462                     --          --                      15,475,462
  Group          Contract Trust                      103,639,753                   --      103,639,753    103,639,753         --

  The Vanguard   Vanguard Retirement   109,329,808                     --          --                     109,329,808
  Group          Savings Trust Fund                   18,721,596                   --       18,721,596     18,721,596         --

  The Vanguard   Vanguard Index 500     23,002,542                     --          --                      23,002,542
  Group          Portfolio Fund                       20,394,776                   --       12,644,028     20,394,776     7,750,748

  The Vanguard   Vanguard World Fund,   22,654,992                     --          --                      22,654,992
  Group          U.S. Growth Portfolio                21,434,658                   --       10,849,865     21,434,658    10,584,793

  The Vanguard   Vanguard Wellington    12,792,018                     --          --                      12,792,018
  Group          Fund                                  8,699,959                   --        6,177,858      8,699,959     2,522,101

* Chase          Chase Manhattan Bank   74,644,066                     --          --                      74,644,066
  Manhattan      Enhanced Cash                        74,542,960                   --       74,542,960     74,542,960         --
  Bank           Investment Fund

*Represents a party in interest

          The accompanying notes are an integral part of this schedule.